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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about November 30, 2000) of Citigroup Inc. of our report dated May 23, 2000, with respect to the financial statements and supplemental schedule of the Associates Savings and Profit Sharing Plan included in its Annual Report on Form 11-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP
                                                 -----------------
                                                 Ernst & Young LLP

Dallas, Texas
November 30, 2000